FOR RELEASE ON: May 3, 2021

CONTACT:    Robert Barry, VP - Investor Relations
        608-361-7530
        robert.barry@regalbeloit.com

Regal Beloit Corporation Announces Record First Quarter 2021 Financial Results

•Sales Growth Accelerates, Up 10.9% Versus PY and Up 9.1% on an Organic Basis
•Record Adjusted Operating Margin of 13.9% Up 310 bps versus PY (GAAP Operating Margin 11.9%)
•Record Adjusted Diluted EPS of $1.98 Up Over 50% versus PY (GAAP Diluted EPS of $1.60)
•Raised Quarterly Dividend in April by 10% to $0.33
•Daily Orders Up 17% in 1Q and Up Almost 90% in April versus PY
•Net Debt to Adjusted EBITDA of 0.9x
•Announced Transformational Merger with Rexnord's PMC Business; On Track to Close in 4Q 2021

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC), a global leader in the engineering and manufacturing of power transmission solutions and high-efficiency electric motors and systems, reported first quarter 2021 diluted earnings per share of $1.60 compared to $1.12 a year ago, up 43%. First quarter 2021 adjusted diluted earnings per share was a record $1.98 compared to $1.31 a year ago, up 51%.

Key financial results for the first quarter 2021 included:
•Total net sales of $814.1 million increased 10.9% from the prior year. Excluding the positive impacts of 1.8% from foreign currency, sales increased 9.1% on an organic basis.
•Income from operations was $97.1 million or 11.9% of net sales, up 240 bps versus prior year. Adjusted income from operations rose $33.9 million or 42.8% from a year ago, to $113.1 million. Adjusted operating margin of 13.9% - a record quarterly result for Regal - was up 310 basis points versus the prior year’s 10.8%.
•Net cash provided by operating activities was $49.5 million and capital expenditures totaled $10.7 million, resulting in free cash flow of $38.8 million, which is 59.1% of adjusted net income.

First quarter 2021 segment results versus the prior year first quarter:

•Commercial Systems segment net sales were $237.0 million, an increase of 18.9%. Foreign currency had a positive 2.9% impact. The result was a positive organic sales growth rate of 15.9%, driven by strong growth in China and Asia Pacific, gains in the global commercial HVAC business, and continued solid growth in the pool pump market. Operating margin was 11.6%. After net adjustments of $0.2 million, adjusted operating margin was 11.7% of adjusted net sales.

•Industrial Systems segment net sales were $136.4 million, an increase of 5.2%. Foreign currency had a positive 3.7% impact. The result was a positive organic sales growth rate of 1.5%, driven by strength in China, strong demand in India and continued healthy growth in the data center market. Somewhat offsetting these tailwinds were persistent, albeit diminishing, pressures on later cycle N.A. general industrial end markets, combined with ongoing proactive account pruning. Operating margin was 2.7%. After net adjustments of $0.4 million, adjusted operating margin was 3.0% of adjusted net sales.

•Climate Solutions segment net sales were $239.1 million, an increase of 13.8%. Foreign currency had a negative 0.2% impact. The result was a positive organic sales growth rate of 14.0%, driven primarily by continued strong demand in N.A. residential HVAC markets, and recovering demand in EMEA, N.A. general industrial markets and the commercial refrigeration business. Notably, orders in the N.A. HVAC business were up 21% in the first quarter on a daily basis, boosted by re-stocking activity, healthy underlying end

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

market demand and weather. Operating margin was 18.1%. After net adjustments of $0.3 million, adjusted operating margin was 18.2% of adjusted net sales.

•Power Transmission Solutions segment net sales were $201.6 million, an increase of 3.3%. Foreign currency had a positive 1.5% impact. The result was a positive organic sales growth rate of 1.8% driven by project wins in the aerospace end market, strength in the conveying business, healthy growth in China and recovering shorter cycle N.A. general industrial end markets. Partially offsetting these tailwinds were project timing in the still-healthy solar market, and continued, though moderating, declines in oil & gas end markets. Operating margin was 11.2%. After net adjustments of $15.1 million, adjusted operating margin was a record 18.7% of adjusted net sales.

Summarizing Regal’s first quarter 2021 performance, CEO Louis Pinkham commented, “Regal delivered a very strong first quarter that solidly beat our internal expectations, with sales growth accelerating into the double digits and adjusted operating margin expanding over 300 basis points versus prior year to a record level, resulting in adjusted earnings per share growth above 50%. Our Regal team is executing at a high level, and all segments are contributing to our strong performance, aided by recovering industrial end markets, particularly in China, continued strong momentum in the HVAC, pool and data center markets, as well as pockets of share gain across the business. We also announced a transformational merger with Rexnord’s PMC business, which will allow Regal to deliver unmatched capabilities across the industrial drive train, and remains on track to close in the fourth quarter of 2021.”

Mr. Pinkham went on to comment, “We raised our dividend by 10% in April and as I contemplate the remainder of 2021, I am optimistic about our performance, perhaps most notably on the top line, given solid recent order momentum. While we are clearly facing commodity inflation, all of our segments continue to execute outgrowth and margin enhancement initiatives, guided by an 80/20 mindset and, increasingly, by using lean tools to remove waste, overburden and variance from all processes. Finally, recently refining our business purpose – To Create a Better Tomorrow by Energy-Efficiently Converting Power into Motion – with the subtle but meaningful addition of ‘Energy' signals our commitment to be more intentional about leveraging Regal’s differentiated engineering capabilities to meet growing demand for more energy-efficient products, and do our part to help the environment.”

2021 Guidance

The Company is providing guidance for the second quarter of 2021, including sales growth rates in the high-20’s, GAAP diluted earnings per share in a range of $1.50 to $1.70, and adjusted diluted EPS in a range of $1.85 to $2.05. The mid-point of the adjusted diluted EPS range implies over 100% growth versus the prior year.

The Company’s guidance assumes no material decline in its production capacity, or in its ability to conduct commercial operations, either from COVID-related disruptions, or other factors, including supply chain disruptions, versus levels as of the date of this release.

The Company's guidance does not take into account any costs, expenses or other effects of the transaction with respect to Rexnord's Process & Motion Control (PMC) business.

A reconciliation of the Company’s GAAP EPS guidance to its adjusted EPS guidance is included in a table later in this release.

Conference Call

Regal will hold a conference call to discuss this earnings release at 9:00 AM CT (10:00 AM ET) on Tuesday, May 4, 2021. To listen to the live audio and view the presentation during the call, please visit Regal’s Investors website: https://investors.regalbeloit.com. To listen by phone or to ask the presenters a question, dial 1.888.317.6003 (U.S. callers) or +1.412.317.6061 (international callers) and enter 1308781# when prompted.

A webcast replay will be available at the link above, and a telephone replay will be available at 1.877.344.7529 (U.S. callers) or +1.412.317.0088 (international callers), using a replay access code of 10154967#. Both will be accessible for three months after the earnings call.

Investor Conference Participation

Regal management will be participating in the following investor conferences during the second quarter of 2021 – the Oppenheimer 16th Annual Industrial Growth Conference on May 5th, the Goldman Sachs Industrials & Materials Conference on May 11th and the KeyBanc Industrials and Basic Materials Conference on June 1st. All conference participation will be virtual.

About the Company

Regal Beloit Corporation (NYSE: RBC) is a global leader in the engineering and manufacturing of electric motors and controls, power generation and power transmission products serving customers throughout the world. Our purpose is to create a better tomorrow by energy-efficiently converting power into motion.

The Company is comprised of four operating segments: Commercial Systems, Industrial Systems, Climate Solutions and Power Transmission Solutions. Regal is headquartered in Beloit, Wisconsin and has manufacturing, sales and service facilities worldwide. For more information, visit RegalBeloit.com.

CAUTIONARY STATEMENT

Certain statements made in this release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about the Company’s future results, performance, prospects and opportunities. Such forward-looking statements may include, among other things, statements about the Company’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and estimates for future periods. Forward-looking statements may also include statements relating to the proposed acquisition of Rexnord Corporation's (“Rexnord”) Process & Motion Control business (the “PMC Business”) (the “Rexnord Transaction”), the benefits and synergies of the Rexnord Transaction, future opportunities for the Company, the PMC Business and the combined company, and any other statements regarding the Rexnord Transaction or the combined company. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project,” “forecast,” and similar expressions. These forward-looking statements are based upon information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the performance, prospects, or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause actual results to differ materially from the results referred to in the forward-looking statements the Company makes in this report include:

Operations and Strategy
•the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on customers and suppliers and the geographies in which they operate;
•uncertainties regarding the ability to execute restructuring plans within expected costs and timing;
•our ability to develop new products based on technological innovation, such as the Internet of Things ("IoT"), and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in certain geographic locations in which we do business;
•fluctuations in commodity prices and raw material costs;
•our dependence on significant customers;
•effects on earnings of any significant impairment of goodwill or intangible assets;
•prolonged declines or disruption in one or more markets we serve, such as heating, ventilation, air conditioning ("HVAC"), refrigeration, power generation, oil and gas, unit material handling or water heating;
•product liability and other litigation, or claims by end users, government agencies or others that our products or our customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims;

•our overall debt levels and our ability to repay principal and interest on our outstanding debt, including debt assumed or incurred in connection with the Rexnord Transaction;
•our dependence on key suppliers and the potential effects of supply disruptions;
•seasonal impact on sales of our products into HVAC systems and other residential applications;
Global Footprint
•actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor and controls, power generation and power transmission industries;
•risks associated with global manufacturing, including risks associated with public health crises;
•economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that we cannot control;
Legal and Regulatory Environment
•unanticipated costs or expenses we may incur related to litigation, including product warranty issues;
•infringement of our intellectual property by third parties, challenges to our intellectual property and claims of infringement by us of third party technologies;
•losses from failures, breaches, attacks or disclosures involving our information technology infrastructure and data;
Mergers, Acquisitions and Divestitures
•the possibility that the conditions will not be satisfied or the approvals will not be obtained required to complete the Rexnord Transaction, including shareholder or regulatory approvals, and the possibility that the IRS ruling sought in connection with the Rexnord Transaction will not be received on the terms requested, or at all;
•changes in the extent and characteristics of the common shareholders of Rexnord and the Company and its effect pursuant to the merger agreement for the Rexnord Transaction on the number of shares of Company common stock issuable pursuant to the transaction, magnitude of the dividend payable to Company shareholders pursuant to the transaction and the extent of indebtedness to be incurred by the Company in connection with the transaction;
•failure to successfully integrate the PMC Business and any other future acquisitions into our business or achieve expected synergies and operating efficiencies, due to factors such as the future financial and operating performance of the acquired business, loss of key executives and employees, and operating costs, customer loss and business disruption being greater than expected;
•costs and indemnification obligations related to the Rexnord Transaction;
•unanticipated liabilities of acquired businesses, including the PMC Business;
•operating restrictions related to the Rexnord Transaction;
•unanticipated adverse effects or liabilities from business exits or divestitures;
General
•changes in the method of determining London Interbank Offered Rate ("LIBOR"), or the replacement of LIBOR with an alternative reference rate;
•cyclical downturns affecting the global market for capital goods;
•and other risks and uncertainties including, but not limited, to those described in "Part I - Item 1A - Risk Factors" in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on March 2, 2021 and from time to time in other filed reports.

Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date of this release, and the Company undertakes no obligation to update any forward-looking information contained in this release or with respect to the announcements described herein to reflect subsequent events or circumstances. Additional information regarding these and other risks and uncertainties is included in "Part I - Item 1A - Risk Factors" in our Annual Report on Form 10-K filed with the SEC on March 2, 2021 and from time to time in other filed reports, including the Company's Quarterly Reports on Form 10-Q.

NON-GAAP MEASURES AND OTHER DEFINITIONS
Unaudited
(Dollars in Millions, Except per Share Data)

We prepare financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and projected), adjusted income from operations, adjusted operating margin, adjusted net sales, net debt, adjusted EBITDA, adjusted operating leverage, adjusted net income attributable to Regal Beloit Corporation, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Beloit Corporation, adjusted income before taxes, adjusted provision for income taxes, adjusted effective tax rate, net sales from ongoing business, adjusted income from operations of ongoing business, ongoing business adjusted operating margin and adjusted diluted earnings per share for ongoing business. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations, adjusted operating income, adjusted operating margin, and adjusted operating leverage to help us manage and evaluate our business and make operating decisions, while adjusted diluted earnings per share, net debt, adjusted EBITDA, adjusted net sales, adjusted net income attributable to Regal Beloit Corporation, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Beloit Corporation, adjusted income before taxes, adjusted provision for income taxes, adjusted effective tax rate, net sales from ongoing business, adjusted income from operations of ongoing business, ongoing business adjusted operating margin and adjusted diluted earnings per share for ongoing business are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management.

In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding any sales from acquired businesses recorded prior to the first anniversary of the acquisition (“net sales from business acquired") and excluding any sales from business divested/to be exited (“net sales from business divested/to be exited“) recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s organic sales using the currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. For further clarification, we may use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Dollars in Millions, Except per Share Data)

	Three Months Ended
	Apr 3, 2021	Mar 28, 2020
Net Sales	$814.1	$734.2
Cost of Sales	568.7	530.9
Gross Profit	245.4	203.3
Operating Expenses	148.3	131.8
Asset Impairments	—	1.5
Total Operating Expenses	148.3	133.3
Income from Operations	97.1	70.0
Other Income, Net	(1.2)	(1.1)
Interest Expense	12.6	11.6
Interest Income	1.5	1.1
Income before Taxes	87.2	60.6
Provision for Income Taxes	20.2	13.9
Net Income	67.0	46.7
Less: Net Income Attributable to Noncontrolling Interests	1.4	0.9
Net Income Attributable to Regal Beloit Corporation	$65.6	$45.8
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$1.62	$1.13
Assuming Dilution	$1.60	$1.12
Cash Dividends Declared Per Share	$0.30	$0.30
Weighted Average Number of Shares Outstanding:
Basic	40.6	40.6
Assuming Dilution	41.0	40.8

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Apr 3, 2021	Jan 2, 2021
ASSETS
Current Assets:
Cash and Cash Equivalents	$566.4	$611.3
Trade Receivables, less Allowances of $18.8 million in 2021 and $18.3 million in 2020	483.9	432.0
Inventories	722.2	690.3
Prepaid Expenses and Other Current Assets	153.9	117.7
Total Current Assets	1,926.4	1,851.3

Net Property, Plant, Equipment and Noncurrent Assets	2,700.8	2,737.7
Total Assets	$4,627.2	$4,589.0

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$412.3	$360.1
Other Accrued Expenses	227.9	230.9
Current Maturities of Debt	230.8	231.0
Total Current Liabilities	871.0	822.0

Long-Term Debt	786.9	840.4
Other Noncurrent Liabilities	351.5	349.6
Equity:
Total Regal Beloit Corporation Shareholders' Equity	2,584.1	2,544.4
Noncontrolling Interests	33.7	32.6
Total Equity	2,617.8	2,577.0
Total Liabilities and Equity	$4,627.2	$4,589.0

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended
	Apr 3, 2021	Mar 28, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$67.0	$46.7
Adjustments to Reconcile Net Income and Changes in Assets and Liabilities (Net of Acquisitions and Divestitures) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	31.8	32.6
Loss on Disposal of Assets	0.6	0.7
Loss on Businesses Divested and Assets to be Exited	—	1.4
Share-Based Compensation Expense	3.3	2.7
Change in Operating Assets and Liabilities	(53.2)	18.6
Net Cash Provided by Operating Activities	49.5	102.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(10.7)	(10.9)
Proceeds Received from Sales of Property, Plant and Equipment	0.9	2.7
Business Acquisitions, Net of Cash Acquired	(1.9)	—
Proceeds Received from Disposal of Businesses	—	0.3
Net Cash Used in Investing Activities	(11.7)	(7.9)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net Borrowings Under Revolving Credit Facility	—	227.1
Net Repayments of Short-Term Borrowings	(0.2)	—
Repayments of Long-Term Debt	(50.1)	(0.1)
Dividends Paid to Shareholders	(12.2)	(12.2)
Proceeds from the Exercise of Stock Options	0.1	—
Repurchase of Common Stock	—	(25.0)
Shares Surrendered for Taxes	(1.9)	(1.1)
Financing Fees Paid	(12.4)	—
Net Cash (Used in) Provided by Financing Activities	(76.7)	188.7
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(6.0)	(10.4)
Net (Decrease) Increase in Cash and Cash Equivalents	(44.9)	273.1
Cash and Cash Equivalents at Beginning of Period	611.3	331.4
Cash and Cash Equivalents at End of Period	$566.4	$604.5

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Three Months Ended
	Commercial Systems		Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Apr 3, 2021	Mar 28, 2020	Apr 3, 2021	Mar 28, 2020	Apr 3, 2021	Mar 28, 2020	Apr 3, 2021	Mar 28, 2020	Apr 3, 2021	Mar 28, 2020
Net Sales	$237.0	$199.4	$136.4	$129.6	$239.1	$210.1	$201.6	$195.1	$814.1	$734.2
Adjusted Net Sales*	$237.0	$199.4	$136.4	$129.6	$239.1	$210.1	$201.6	$195.1	$814.1	$734.2

GAAP Operating Margin	11.6%	6.1%	2.7%	(0.1)%	18.1%	14.0%	11.2%	14.6%	11.9%	9.5%
Adjusted Operating Margin*	11.7%	7.6%	3.0%	1.1%	18.2%	15.2%	18.7%	15.7%	13.9%	10.8%

Components of Net Sales:
Organic Sales Growth*	15.9%	(12.5)%	1.5%	(4.5)%	14.0%	(14.8)%	1.8%	(4.2)%	9.1%	(9.8)%
Businesses Divested/to be Exited	—%	(4.5)%	—%	—%	—%	(5.0)%	—%	(2.5)%	—%	(3.5)%
Foreign Currency Impact	2.9%	(0.7)%	3.7%	(1.7)%	(0.2)%	(0.4)%	1.5%	(0.5)%	1.8%	(0.7)%

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended
	Apr 3, 2021	Mar 28, 2020
GAAP Diluted Earnings Per Share	$1.60	$1.12
Restructuring and Related Costs	0.03	0.10
Loss on Businesses Divested and Assets to be Exited	—	0.03
Net Loss from Businesses Divested/to be Exited	—	0.01
Executive Transition Costs	—	0.05
Transaction Costs	0.36	—
Gain on Sale of Assets	(0.01)	—
Adjusted Diluted Earnings Per Share	$1.98	$1.31

2021 ADJUSTED SECOND QUARTER GUIDANCE	Minimum	Maximum
2021 Diluted EPS Second Quarter Guidance	$1.50	$1.70
Restructuring and Related Costs	0.11	0.11
Transaction and Related Costs	0.24	0.24
2021 Adjusted Diluted EPS Second Quarter Guidance	$1.85	$2.05

ADJUSTED INCOME FROM OPERATIONS

	Three Months Ended
	Commercial Systems		Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Apr 3, 2021	Mar 28, 2020	Apr 3, 2021	Mar 28, 2020	Apr 3, 2021	Mar 28, 2020	Apr 3, 2021	Mar 28, 2020	Apr 3, 2021	Mar 28, 2020
GAAP Income (Loss) from Operations	$27.5	$12.1	$3.7	$(0.1)	$43.3	$29.5	$22.6	$28.5	$97.1	$70.0
Restructuring and Related Costs	0.2	1.8	0.5	0.9	0.3	1.1	0.7	1.8	1.7	5.6
Transaction Costs	—	—	—	—	—	—	14.7	—	14.7	—
Loss on Businesses Divested and Assets to be Exited	—	0.7	—	0.2	—	0.5	—	—	—	1.4
Gain on Sale of Assets	—	—	(0.1)	—	—	—	(0.3)	—	(0.4)	—
Operating Loss from Businesses Divested/to be Exited	—	—	—	—	—	0.4	—	—	—	0.4
Executive Transition Costs	—	0.5	—	0.4	—	0.5	—	0.4	—	1.8
Adjusted Income from Operations	$27.7	$15.1	$4.1	$1.4	$43.6	$32.0	$37.7	$30.7	$113.1	$79.2

GAAP Operating Margin %	11.6%	6.1%	2.7%	(0.1)%	18.1%	14.0%	11.2%	14.6%	11.9%	9.5%
Adjusted Operating Margin %	11.7%	7.6%	3.0%	1.1%	18.2%	15.2%	18.7%	15.7%	13.9%	10.8%

DEBT TO EBITDA	Last Twelve Months
	Apr 3, 2021	Jan 2, 2021
Net Income	$214.1	$193.8
Interest Expense	40.8	39.8
Interest Income	(6.3)	(5.9)
Taxes	63.1	56.8
Depreciation and Amortization	130.6	131.4
EBITDA	$442.3	$415.9
Restructuring and Related Costs	32.9	36.8
Transactions Costs	15.4	0.7
Impairment and Exit Related Costs	3.8	5.3
Executive Transition Costs	—	1.8
Goodwill Impairment	10.5	10.5
Operating Loss from Businesses Divested/to be Exited	—	0.4
Loss on Sale of Assets	0.2	0.6
Gain on Divestiture of Businesses	—	(0.1)
Adjusted EBITDA	$505.1	$471.9

Current Maturities of Long-Term Debt	$230.8	$231.0
Long-Term Debt	786.9	840.4
Total Gross Debt	$1,017.7	$1,071.4
Cash	(566.4)	(611.3)
Net Debt	$451.3	$460.1

Gross Debt/EBITDA	2.3	2.6
Gross Debt/Adjusted EBITDA	2.0	2.3

Net Debt/EBITDA	1.0	1.1
Net Debt/Adjusted EBITDA	0.9	1.0

FREE CASH FLOW	Three Months Ended
	Apr 3, 2021	Mar 28, 2020
Net Cash Provided by Operating Activities	$49.5	$102.7
Additions to Property Plant and Equipment	(10.7)	(10.9)
Free Cash Flow	$38.8	$91.8

GAAP Net Income Attributable to Regal Beloit Corporation	$65.6	$45.8
Loss on Businesses Divested and Impairments	—	1.4
Tax Effect from Loss on Businesses Divested and Impairments	—	(0.3)
Adjusted Net Income Attributable to Regal Beloit Corporation[1]	$65.6	$46.9

Free Cash Flow as a Percentage of Adjusted Net Income Attributable to Regal Beloit Corporation	59.1%	195.7%

 [1] The Net Income Attributable to Regal Beloit Corporation is adjusted for the gains and losses on divested businesses and goodwill and asset impairments related to the businesses to be exited and used in the Free Cash Flow Calculation.

ADJUSTED EFFECTIVE TAX RATE	Three Months Ended
	Apr 3, 2021	Mar 28, 2020
Income before Taxes	$87.2	$60.6
Provision for Income Taxes	20.2	13.9
Effective Tax Rate	23.2%	22.9%

Income before Taxes	$87.2	$60.6
Loss on Businesses Divested and Assets to be Exited	—	1.4
Adjusted Income before Taxes	$87.2	$62.0

Provision for Income Taxes	$20.2	$13.9
Tax Effect from Loss on Businesses Divested and Assets to be Exited	—	0.3
Non-deductible Portion of Executive Transition Costs	—	(0.5)
Adjusted Provision for Income Taxes	$20.2	$13.7

Adjusted Effective Tax Rate	23.2%	22.1%

ORGANIC SALES GROWTH	Three Months Ended
	April 3, 2021
	Commercial Systems	Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Net Sales Three Months Ended Apr 3, 2021	$237.0	$136.4	$239.1	$201.6	$814.1
Impact from Foreign Currency Exchange Rates	(5.8)	(4.8)	0.4	(2.9)	(13.1)
Organic Sales Three Months Ended Apr 3, 2021	$231.2	$131.6	$239.5	$198.7	$801.0

Net Sales Three Months Ended Mar 28, 2020	$199.4	$129.6	$210.1	$195.1	$734.2
Adjusted Net Sales Three Months Ended Mar 28, 2020	$199.4	$129.6	$210.1	$195.1	$734.2

Three Months Ended Apr 3, 2021 Organic Sales Growth %	15.9%	1.5%	14.0%	1.8%	9.1%
Three Months Ended Apr 3, 2021 Net Sales Growth %	18.9%	5.2%	13.8%	3.3%	10.9%